FOR IMMEDIATE RELEASE

Contact:
Jerry L. Trojan
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

PIZZA INN HOLDINGS, INC. REPORTS RESULTS FOR
FIRST QUARTER FISCAL YEAR 2013

Company continues to grow Pie Five Pizza Co. concept

The Colony, Texas – November 7, 2012 -- PIZZA INN HOLDINGS, INC. (NASDAQ: PZZI)

First Quarter Fiscal Year 2013 Highlights:

•	The Company opened an additional Pie Five Pizza Co. restaurant
•	Company-owned restaurant sales increased 41.4% over the first quarter of fiscal 2012 to $1.8 million
•	Net income decreased $0.4 million from the first quarter of fiscal 2012 to a loss of $58,000
•	Compared to first quarter of fiscal 2012, total domestic franchised same store sales declined 6.8%
•	EBITDA decreased $0.4 million to $0.3 million compared to first quarter of fiscal 2012

Pizza Inn Holdings, Inc. (NASDAQ: PZZI) today announced results for the first fiscal quarter ended September 23, 2012.  First quarter net income decreased $0.4 million to a loss of $58,000, or $0.01 per share, compared to net income of $0.3 million, or $0.04 per share, for the same quarter of the prior fiscal year.  The decline in net income was primarily attributable to lower revenue earned from franchising and food and supply sales and higher costs related to the continued development of the Pie Five Pizza Co. concept when compared to the first quarter ended September 25, 2011.

First quarter revenues decreased to $10.4 million in fiscal 2013 compared to $11.1 million in the prior fiscal year. Food and supply sales decreased by approximately $1.2 million, or 13.4%, due to the combined impact of a decrease in the average number of restaurants open, a 9.4% decrease in total domestic franchisee retail sales and a decrease in non-proprietary items purchased from the Company by franchisees. Compared to the first quarter of fiscal 2012, Company-owned restaurant sales increased 41.4% to $1.8 million due primarily to new store openings.

"We continue to develop and expand our Pie Five concept with the addition of one new store opened in the fiscal first quarter and our eighth store in October,” commented Clinton Coleman, Interim President and Chief Executive Officer.  “We are pleased with the performance of the last several new stores and are planning to accelerate the opening of Pie Five stores in the second half of fiscal 2013. Our franchise development activities are ramping up, as experienced multi-unit operators in many markets are indicating a high degree of interest in the Pie Five concept. Meanwhile our Pie Five brand has drawn national attention as a result of being named a Hot Concept for 2012 by Nation’s Restaurant News. We continue to invest in people and infrastructure in anticipation of further development of Company-owned and franchised units of our Pie Five concept.”

“The retail sales trend in the Pizza Inn system continued to be impacted during the first quarter by the high level of pricing competition in the pizza market. While food and supply sales relative to total domestic franchisee sales remained below our historical norms during the first quarter, the trend improved from the pace of the third and fourth quarters of fiscal 2012. We continue to evaluate new initiatives for providing high-quality, non-proprietary food products to our franchisees,” Mr. Coleman concluded.

FOR IMMEDIATE RELEASE

Contact:
Jerry L. Trojan
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Pizza Inn Holdings.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of Pizza Inn Holdings will be achieved.

Pizza Inn Holdings, Inc. is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademarks “Pizza Inn” and “Pie Five Pizza Company.”  The Company and its distribution division, Norco Restaurant Services Company, are headquartered in The Colony, Texas.  The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI.”

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 23,	September 25,
	2012	2011

REVENUES:	$10,438	$11,147

COSTS AND EXPENSES:
Cost of sales	8,792	9,250
General and administrative expenses	1,005	895
Franchise expenses	501	452
Pre-opening expenses	79	12
Bad debt	45	15
Interest expense	104	16
	10,526	10,640

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	(88)	507
Income taxes	(45)	178
(LOSS) INCOME FROM CONTINUING OPERATIONS	(43)	329

Loss from discontinued operations, net of taxes	(15)	(16)
NET (LOSS) INCOME	$(58)	$313

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
(Loss) Income from continuing operations	$(0.01)	$0.04
Loss from discontinued operations	-	-
Net (loss) income	$(0.01)	$0.04

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:

(Loss) Income from continuing operations	$(0.01)	$0.04
Loss from discontinued operations	-	-
Net (loss) income	$(0.01)	$0.04

Weighted average common shares outstanding - basic	8,021	8,011

Weighted average common and
potential dilutive common shares outstanding	8,113	8,128

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 23,	June 24,
ASSETS	2012 (unaudited)	2012

CURRENT ASSETS
Cash and cash equivalents	$1,157	$590
Accounts receivable, less allowance for bad debts
of $297 and $253, respectively	2,878	3,098
Inventories	1,780	1,852
Income tax receivable	431	431
Deferred income tax assets	1,295	1,078
Prepaid expenses and other	394	256
Total current assets	7,935	7,305

LONG-TERM ASSETS
Property, plant and equipment, net	4,907	4,794
Long-term notes receivable	53	27
Deposits and other	218	372
	$13,113	$12,498
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,447	$1,562
Accrued expenses	1,833	1,756
Deferred revenues	143	200
Bank debt	465	765
Total current liabilities	3,888	4,283

LONG-TERM LIABILITIES
Bank debt, net of current portion	1,835	977
Deferred tax liability	873	699
Deferred revenues, net of current portion	116	125
Deferred gain on sale of property	78	84
Other long-term liabilities	28	22
Total liabilities	6,818	6,190

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,140,319 and 15,140,319 shares, respectively;
outstanding 8,020,919 and 8,020,919 shares, respectively	151	151
Additional paid-in capital	9,199	9,154
Retained earnings	21,581	21,639
Treasury stock at cost
Shares in treasury: 7,119,400	(24,636)	(24,636)
Total shareholders' equity	6,295	6,308
	$13,113	$12,498

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 23,	September 25,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss) income	$(58)	$313
Adjustments to reconcile net (loss) income to
cash provided by operating activities:
Depreciation and amortization	291	176
Stock compensation expense	45	42
Deferred tax	(43)	18
Provision for bad debts	44	15
Changes in operating assets and liabilities:
Notes and accounts receivable	176	(17)
Inventories	72	(55)
Accounts payable - trade	(115)	(244)
Accrued expenses	77	(20)
Deferred revenue	(72)	-
Prepaid expenses and other	(14)	(109)
Cash provided by operating activities	403	119

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(394)	(115)
Cash used by investing activities	(394)	(115)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of bank debt	2,560	-
Repayments of bank debt	(2,002)	(83)
Cash provided (used) by financing activities	558	(83)

Net increase (decrease) in cash and cash equivalents	567	(79)
Cash and cash equivalents, beginning of period	590	949
Cash and cash equivalents, end of period	$1,157	$870

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAYMENTS FOR:

Interest	$33	$12

PIZZA INN HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended
	September 23,	September 25,
	2012	2011
Net (loss) income	$(58)	$313
Interest expense	104	16
Taxes	(45)	178
Depreciation and amortization	291	176
EBITDA	$292	$683